EXHIBIT 10.1

SETTLEMENT AGREEMENT TERM SHEET – GLOBAL EQUITY FUNDING

THIS EXCHANGE AGREEMENT TERM SHEET (the “Agreement”) is dated this __st day of ________, 2021, by and between Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), and Global Equity Funding, LLC, a Kansas Limited Liability Company (the “Holder”). The parties agree to complete the Exchange as contemplated herein as follows:

l.	The Holder beneficially owns and holds the securities of the Company as set forth below (the “Original Securities”);

Holder	Security	Issuance Date	Amount
Global Equity Funding, LLC	8% Convertible Promissory Note (including related accrued interest)	July 7, 2015	$50,000 principal & Accrued interest through 3/31/2021
Global Equity Funding , LLC	Common Stock Purchase Warrant	May 7, 2016	5,000 Warrant Shares a $5.60 er share

2.	The Holder desires to exchange the Original Securities for (one hundred forty-five thousand (145,000) shares of common stock, par value $0.0001, of the Company and the Company agrees to convey such in exchange for the Original Securities in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

3.	Upon the consummation of the exchange transaction described above, the Holder shall no longer own any Original Securities, and the Company shall cancel the certificate(s) and other physical documents evidencing the ownership of the Original Securities. The parties will execute a total and complete and total Mutual Release of all liabilities at closing.

4.	The parties agree to complete the Exchange transaction described above contemporaneous with the Company concluding the closing of the purchase of the Central Kansas Uplift Project by and between Core Energy, LLC and Infinity Energy Resources, Inc.

The parties have executed and agreed to this Exchange Agreement Term Sheet on ____________ __, 2021:

Infinity Energy Resources, Inc.:

Stan Ross, CEO, President & Chairman

Global Equity Funding, LLC:

By ____________, Managing Member